UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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VERMILLION, INC.
(Name of Registrant as Specified In Its Charter)

György B. Bessenyei

Gregory V. Novak

Robert S. Goggin
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On October 16, 2012, György B. Bessenyei, Gregory V. Novak and Robert S. Goggin (collectively, the “Participants”) issued a press release (the “Press Release”) commenting to stockholders of Vermillion, Inc. (“Vermillion”) on the repayment of $5.9 million of debt by Vermillion to Quest Diagnostics, Inc. A copy of the Press Release is attached hereto as Exhibit 1 and is incorporated herein by reference.

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THE PARTICIPANTS STRONGLY ADVISE ALL STOCKHOLDERS OF VERMILLION TO READ THE PRELIMINARY PROXY STATEMENT, THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING PROXY CARDS AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS FROM THE STOCKHOLDERS OF VERMILLION, FOR USE AT THE VERMILLION 2012 ANNUAL MEETING OF STOCKHOLDERS, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  SUCH MATERIALS WILL, ALONG WITH OTHER RELEVANT DOCUMENTS, BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.  REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, OKAPI PARTNERS AT ITS TOLL-FREE NUMBER (877) 796-5274 OR VIA EMAIL AT INFO@OKAPIPARTNERS.COM.

IMPORTANT INFORMATION RELATING TO THE ABOVE-NAMED PARTICIPANTS IN THIS PROXY SOLICITATION, INCLUDING THEIR DIRECT OR INDIRECT INTERESTS IN VERMILLION, BY SECURITY HOLDINGS OR OTHERWISE, IS CONTAINED IN THE PRELIMINARY PROXY STATEMENT, AS AMENDED, FILED BY THE PARTICIPANTS WITH THE SEC, AS WELL AS IN PRIOR FILINGS BY THE PARTICIPANTS PURSUANT TO RULE 14A-12, ON FEBRUARY 29, 2012, APRIL 20, 2012, MAY 4, 2012, MAY 8, 2012, MAY 21, 2012 AND MAY 23, 2012 WHICH DOCUMENTS ARE AVAILABLE AT NO CHARGE AT THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV.  WHEN COMPLETED, THE DEFINITIVE PROXY STATEMENT WILL BE AVAILABLE TO STOCKHOLDERS OF VERMILLION AT NO CHARGE AT THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV OR BY CONTACTING THE PARTICIPANTS’ PROXY SOLICITOR, OKAPI PARTNERS AT ITS TOLL-FREE NUMBER (877) 796-5274 OR VIA EMAIL AT INFO@OKAPIPARTNERS.COM.

EXHIBIT 1

Concerned Vermillion Stockholders Comment on Repayment of Debt

October 16, 2012 - George Bessenyei, Gregory V. Novak and Robert S. Goggin (the "Concerned Vermillion Stockholders" or “Group”) commented today on the repayment of $5.9 million of debt by Vermillion, Inc. (the “Company”) to Quest Diagnostics, Inc (“Quest”).

George Bessenyei stated, “We believe the fact that Quest has insisted on repayment of their credit line demonstrates a lack of confidence in the Company’s leadership. The news is especially disappointing given that recently, Gail S. Page the company’s Chief Executive Officer, emphasized to investors at a conference that the loan was ‘forgivable’. The fact that Quest, who is also Vermillion’s largest stockholder, has chosen to not forgive or extend the loan indicates to us that Quest will no longer risk its capital on the James S. Burns led Board of Directors.”

"Quest's financial contributions to Vermillion to date have uniformly been spent in exactly the same fashion as all other shareholders' money: excessive executive compensation and other corporate waste. It's anything but surprising that Quest decided to save some of its investment from the failed leadership of the Company." said Robert S. Goggin.

The Concerned Vermillion Stockholders’ nominees, when elected, will work constructively to restore the confidence of Quest and all investors.

Bessenyei concluded, “We remain excited by the potential of Vermillion and believe it has incredibly valuable assets. As a recent large sample study demonstrated, OVA1 (the company’s FDA approved diagnostic test) has no peer when it comes to sensitivity in detecting ovarian cancer. With the right people on the Board, we believe that the company has tremendous upside.”

Stockholders please contact Okapi Partners LLC

Patrick McHugh / Geoff Sorbello

 (212) 297-0720

Concerned Vermillion Stockholders

T: 561-444-8180

Email: concerned_vrml@googlegroups.com

THE PARTICIPANTS IN THE GROUP’S SOLICITATION OF PROXIES CONSIST OF ONLY MR. BESSENYEI, MR. NOVAK AND MR. GOGGIN (THE MEMBERS OF THE GROUP) AT THIS TIME. THE GROUP TODAY HAS FILED SOLICITING MATERIALS, INCLUDING THIS PRESS RELEASE, WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION ON SCHEDULE 14A PURSUANT TO RULE 14a-12 OF THE RULES AND REGULATIONS PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. STOCKHOLDERS OF VERMILLION CAN OBTAIN COPIES OF THIS FILING, AS WELL AS PRIOR FILINGS BY THE GROUP PURSUANT TO RULE 14a-12, WHICH TOGETHER CONTAIN THE REQUIRED INFORMATION UNDER SUCH RULE REGARDING THE IDENTITY AND BACKGROUND OF THE MEMBERS OF THE GROUP, AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS AND OTHERWISE, AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATING TO THE SOLICITATION OF PROXIES BY MEMBERS OF THE GROUP FROM THE STOCKHOLDERS OF VERMILLION, INC. FOR USE AT ITS 2012 ANNUAL MEETING WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF VERMILLION, INC AND ALSO WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.